EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan, 1988 Incentive Stock Option Plan and the 1995 Directors' Stock Option Plan of Landec Corporation of our report dated December 1, 1995, except as to Note 10 as to which the date is February 9, 1996, with respect to the consolidated financial statements and schedule of Landec Corporation included in its Registration Statement on Form S-1 (No.33-80733) filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

                                              Ernst & Young LLP
Palo Alto, California
June 14, 1996



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